Exhibit 99.6

January 7, 2013

Securities and Exchange Commission

Division of Corporation Finance

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: QGOG Constellation S.A. Registration Statement on Form F-1 Initially Submitted Confidentially on April 20, 2012 (CIK No. 0001548086)

Ladies and Gentlemen:

Our client, QGOG Constellation S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (the “Company”), has confidentially submitted to the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form F-1 (as amended, the “Registration Statement”) relating to the proposed initial public offering of the Company’s common shares (the “IPO”). The Company hereby requests a waiver of the requirement in Item 8.A.4 of Form 20-F that the most recent year of the Company’s audited financial statements included in its Registration Statement be as of a date not older than 12 months at the time of filing (the “12-month Requirement”).

The Registration Statement at the time of initial filing and at effectiveness will contain audited combined financial statements as of and for the three years ended December 31, 2011, and unaudited condensed consolidated interim financial information as of September 30, 2012 and for the three and nine-month periods ended September 30, 2012 and 2011. With respect to the 12-month Requirement, Instruction 2 to Item 8.A.4. states that:

“we [the Staff] will waive this requirement in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with the requirement is impracticable or involves undue hardship.”

In “International Reporting and Disclosure Issues in the Division of Corporation Finance” dated November 1, 2004, as updated February 24, 2005,1 the Staff confirmed that:

“the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship.”

[1]	Available at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm.

The Staff elaborated, explaining that:

“As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only time that we anticipate audited financial statements will be filed under the 12-month rule is when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with the Company’s request for a waiver of the 12-month Requirement, the Company has advised us that it represents and certifies that:

1.	the Company is not currently a public reporting company in any other jurisdiction;

2.	the Company is not required to comply with the 12-month Requirement in any other jurisdiction outside the United States;

3.	compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company;

4.	the Company does not anticipate that its audited financial statements as of and for the year ended December 31, 2012 will be available until mid-March 2013; and

5.	in no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

The Company undertakes to file, as an exhibit to any amendment to the Registration Statement that does not comply with the 12-month Requirement, the representations required by Instruction 2 to Item 8.A.4.

We further respectfully request your expedited attention to this matter as the Company plans to file the Registration Statement on the date hereof and intends to be in position to commence its roadshow by January 28, 2013 subject to market conditions.

Please do not hesitate to contact Donald Baker or Mark Bagnall of White & Case LLP with any questions or comments regarding this letter.

Sincerely,

/s/ White & Case LLP

cc:	Mr. Leduvy Gouvea, Chief Executive Officer, QGOG Constellation S.A.
Mr. Guilherme Lima, Chief Financial Officer, QGOG Constellation S.A.

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